Exhibit 5.2

                     [LETTERHEAD OF CONYERS DILL & PEARMAN]

                                                           April 24, 2000

CGA Group, Ltd.
Craig Appin House - Second Floor
8 Wesley Street
Hamilton HM11
Bermuda

Dear Sirs:

We have acted as Bermuda counsel for CGA Group, Ltd. (the "Company"), a Bermuda exempted company, in connection with the registration of 811,103 Series A Cumulative Voting Preference Shares of the Company.

In our capacity as Bermuda counsel to the Company, we participated in the preparation of the registration statement ("Registration Statement") on Form S-1 (Registration No. 333-89359) which was filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 as amended ("Act") of the United States of America and the forms of prospectus (the "Prospectus") also filed with the Commission together with all amendments thereto filed in accordance with the Act.

For the purposes of giving this opinion, we have examined and relied upon the Registration Statement. We have also reviewed a copy of the memorandum of association, bye-laws and share register of the Company certified as true copies thereof by the secretary of the Company, minutes of meetings of the Company's board of directors, minutes of shareholders' meetings and such other documents, and have made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.


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Capitalised terms not otherwise defined in this opinion are used herein as defined in the Registration Statement.

We have assumed:

(i) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) of all documents examined by us and the authenticity and completeness of the originals from which such copies were taken;

(ii) the correctness, accuracy and completeness of all factual representations made in the Registration Statement and in the other documents which we have reviewed; and

(iii) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein.

The term "non assessability" is not a legal concept under Bermuda law, but when we describe shares as being "non assessable" (see paragraph 2 below) we mean with respect to the shareholders of a company, in relation to fully paid shares of that company and subject to any contrary provision in any agreement in writing between the company and any one of its shareholders holding such shares but only with respect to such shareholder, that such shareholder shall not be bound by an alteration to the memorandum of association or the bye-laws of the company after the date upon which they became such shareholders, if and insofar as the alteration requires them to take, or subscribe for additional shares, or in any way increases their liability to contribute to the share capital of, or otherwise pay money to, such company.

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of and subject to the foregoing, we are of the opinion that at the date hereof:

1. The Company has been duly incorporated and is an existing limited liability exempted company under the laws of Bermuda, with corporate power and corporate authority to own, lease and operate its properties and conduct its business as described in the Prospectus.

2. The Series A Preferred Stock to be registered by the Company pursuant to the Registration Statement have been duly authorised and legally issued and are fully paid and non-assessable.

3. The statements in the Registration Statement and Prospectus contained in the sub-paragraphs under the caption "REGULATIONS", "Bermuda" to the extent that they constitute matters of law or legal conclusions with respect thereto, have been prepared and reviewed by us and are correct in all material respects as at the date hereof.

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4.   The statements in the Registration Statement and Prospectus under the captions "MATERIAL TAX CONSIDERATIONS"-"Taxation of CGA Group and its Subsidiaries"-"Bermuda" and "MATERIAL TAX CONSIDERATIONS"-"Taxation of Holders of Series A Preferred Stock"-"Bermuda Taxation" are all the material Bermuda tax consequences in relation to (a) the Company and Commercial Guaranty Assurance (as defined in the Registration Statement) and (b) an investment in or, subsequent sale of the Series A Preferred Stock, are based on current Bermuda law and constitute the opinion of this Firm.

We hereby consent to the filing of this opinion with the Commission and as an exhibit to the Registration Statement and to the reference to this Firm under the captions "ENFORCEABILITY OF CIVIL LIABILITIES", "MATERIAL TAX
CONSIDERATIONS" and "LEGAL MATTERS".

Yours faithfully

/S/  CONYERS DILL & PEARMAN